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                                                               EXHIBIT (h)(2)(b)





                                  SCHEDULE A-1
                                  ------------

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                        ADMINISTRATIVE SERVICES AGREEMENT

                             Effective: May 1, 2000


                 Eaton Vance Tax-Managed Young Shareholder Fund


           Fee: 0.15% of average daily net assets per annum, computed and paid monthly